UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 26, 2011

PROVECTUS PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)           The Company held a special meeting of stockholders on Friday, August 26, 2011.

(b)           At the special meeting, the Company's stockholders voted on one proposal.

        Proposal.  The Company received the affirmative vote of a majority of the outstanding shares of common stock and 8% convertible preferred stock required to approve and adopt an amendment to the Company's Restated Articles of Incorporation to increase the number of shares of common stock, par value $.001 per share, that the Company is authorized to issue from 150,000,000 to 200,000,000 shares.  Therefore, the proposal was approved by the Company's stockholders.  There were no broker non-votes with respect to the proposal.

For	Against	Abstain
71,204,418	14,798,279	669,211

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 30, 2011

                                    PROVECTUS PHARMACEUTICALS, INC.

             By:      /s/ Peter R. Culpepper
              Peter R. Culpepper
              Chief Financial Officer and Chief Operating Officer